UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2019

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2019, RPC, Inc. issued a press release titled "RPC, Inc. Reports Third Quarter 2019 Financial Results," announcing the financial results for the third quarter ended September 30, 2019.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On October 18, 2019, RPC, Inc. (“RPC” or “the Company”) implemented a plan to adjust its operating strategy in response to the decline in customer activities and expectation for it to continue in the near term. During the third quarter the Company recorded impairment and other charges related to (1) closing several pressure pumping-related facilities - $48.9 million; (2) retiring older pressure pumping equipment - $16.0 million; (3) writing down inventory - $5.5 million, and (4) reducing the number of staffed fleets and its operational and administrative employee headcount - $1.3 million. Of the total charges recorded, $5.9 million will have a cash impact.

The Company expects to continue the plan to adjust its operating strategy in the fourth quarter of 2019 and early 2020 and currently does not expect to incur additional material charges related to the initiative.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99 - Press Release dated October 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: October 23, 2019	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer